REGISTRATION STATEMENT NO. 333-113268

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          PRE-EFFECTIVE AMENDMENT NO. 1

                         THE TRAVELERS INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                   CONNECTICUT
                                   -----------
         (State or other jurisdiction of incorporation or organization)

                I.R.S. Employer Identification Number: 06-0566090
                                                       ----------
                                 P.O. BOX 990026
                        HARTFORD, CONNECTICUT 06199-0026
                                 (860) 308-1000
    (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                                ERNEST J. WRIGHT
                                    Secretary
                         The Travelers Insurance Company
                                 P.O. Box 990026
                        Hartford, Connecticut 06199-0026
                                 (860) 308-1000
                                 --------------
            (Name, Address, including Zip Code, and Telephone Number,
                    including Area Code of Agent for Service)

      Approximate date of commencement of proposed sale to the public: The investment option interests covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933 check the following box.    X
                                      -----

       Pursuant to rule 429 under the Securities Act of 1933, the Prospectus contained herein relates to Registration Statement No. 333-104087.

       If the Registrant elects to deliver its latest Annual Report to security-holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. _____

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ____.

       If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ____.

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

       The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                             CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

===================================================================================================================================
  TITLE OF EACH CLASS OF                              PROPOSED MAXIMUM OFFERING  PROPOSED MAXIMUM AGGREGATE  AMOUNT OF REGISTRATION
SECURITIESTO BE REGISTERED  AMOUNT TO BE REGISTERED(1)       PRICE PER UNIT                OFFERING                   FEE(2)
-----------------------------------------------------------------------------------------------------------------------------------
  Fixed Annuity Contracts        Not Applicable               Not Applicable               350,000,000               $44,345.00
===================================================================================================================================

(1) The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount being registered and the proposed maximum offering price per share unit are not applicable in that these contracts are not issued in predetermined amounts or units.

(2) Pursuant to Rule 429(b) under the Securities Act of 1933, unsold securities previously registered on Form S-2 File No. 333-104087 filed on March 28, 2003 are being carried forward to this Registration Statement. As of January 12, 2004, the amount of such unsold securities was $80,600,000. The registration fees paid in connection with File No. 333-104087 was $18,400.00.




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                                     PART I

                         THE TRAVELERS INSURANCE COMPANY
                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                         REGISTERED FIXED ACCOUNT OPTION
                         FOR USE WITH ANNUITY CONTRACTS

The Fixed Account Option described in this prospectus is available only in conjunction with certain group variable annuity contracts (the "Contracts" and/or "Certificates") issued by The Travelers Insurance Company or The Travelers Life and Annuity Company (the "Company") and funded by The Travelers Separate Account QP for Variable Annuities, The Travelers Separate Account Five Variable Annuities or The Travelers Separate Account Six for Variable Annuities (the "Separate Account"). The Company may, in the future, offer the Fixed Account option to additional contracts funded through other separate accounts. The specific features of the Contract and the Separate Account are disclosed in greater detail in the Contract prospectus. Where permitted by state law, we reserve the right under Travelers Retirement Account contracts to restrict purchase payments into the Fixed Account whenever the credited interest rate on the Fixed Account is equal to the minimum guaranteed interest rate specified under your Contract.

The group annuity contracts may be issued to Contract Owners on an unallocated or allocated basis.

This prospectus explains:

       o   the Fixed Account Option

       o   The Travelers Insurance Company

       o   The Travelers Life and Annuity Company

       o   the Interest Rates

       o   Transfers to and from the Fixed Account Option

       o   Surrenders

       o   Market Value Adjustment

       o   other aspects of the Fixed Account Option

Your Contract is issued by either The Travelers Insurance Company or The Travelers Life and Annuity Company. The Travelers Life and Annuity Company does not solicit or issue insurance products in the state of New York. Refer to your Contract for the name of your issuing company. Both companies are located at One Cityplace, Hartford, Connecticut 06103-3415. Travelers Distribution LLC, One Cityplace, Hartford, Connecticut 06103-3415, is the principal underwriter and distributor of the Contracts.

THIS PROSPECTUS IS ACCOMPANIED BY A COPY OF THE COMPANY'S LATEST ANNUAL REPORT ON FORM 10- K FOR THE PERIOD ENDED DECEMBER 31, 2003.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MUTUAL FUNDS, ANNUITIES AND INSURANCE PRODUCTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


                          PROSPECTUS DATED MAY 3, 2004.

                                TABLE OF CONTENTS


Glossary of Special Terms ...................................................  3
Summary .....................................................................  5
The Insurance Company .......................................................  6
The Fixed Account Option ....................................................  6
   The Accumulation Period ..................................................  6
     Purchase Payments ......................................................  6
     Declared Interest Rates of the Initial and
       Subsequent Renewal Periods ...........................................  6
     Cash Values ............................................................  7
Transfers ...................................................................  7
   Transfers from the Fixed Account .........................................  7
   Transfers to the Fixed Account ...........................................  7
Surrenders ..................................................................  9
   General ..................................................................  9
   Payment of Full or Partial Surrenders ....................................  9
   Contract Termination .....................................................  9
   Market Value Adjustment ..................................................  9
   Annuity Period ........................................................... 11
Investments by the Company .................................................. 11
Distribution of the Contracts ............................................... 11
Federal Income Tax Considerations ........................................... 12
   Taxation of the Company .................................................. 12

   Information Regarding the Contracts ...................................... 12
Available Information ....................................................... 12
Incorporation of Certain Documents by Reference ............................. 12
Legal Opinion ............................................................... 13
Experts ..................................................................... 13

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                            GLOSSARY OF SPECIAL TERMS
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ACCUMULATION PERIOD: The period before annuity payments begin.

ANNUITANT: A Participant on whose life Annuity payments are to be made under a contract.

ANNUITY: Payment of income for a stated period or amount.

ANNUITY COMMENCEMENT DATE: The date on which Annuity payments are to begin.

ANNUITY PERIOD: The period during which Annuity payments are made.

CASH SURRENDER VALUE: The Cash Value less any amounts deducted upon surrender, any applicable premium tax and any outstanding loans.

CASH VALUE: The Purchase Payment(s) plus all interest earned, minus all surrenders, charges and applicable premium taxes previously deducted.

CERTIFICATE ANNIVERSARY: Each anniversary of the Certificate Date.

CERTIFICATE DATE: The date an individual Certificate of Participation is issued under a group contract.

CERTIFICATE YEAR: Each 12-month period beginning with the date an individual certificate of participation is issued under a group Contract.

COMPETING FUND: Any investment option under the Plan, which in our opinion, consists primarily of fixed income securities and/or money market instruments.

CONTRACT ANNIVERSARY: Each anniversary of the Contract Date.

CONTRACT/CERTIFICATE VALUE: The amount of all purchase payments, plus any applicable credits, plus or minus any investment experience or interest.

CONTRACT DATE: The date shown on the Contract specifications page on which the Contract is issued.

CONTRACT OWNER: The employer, individual or entity owning the contract.

CONTRACT YEAR: Each 12-month period beginning with the effective date of the contract.

DECLARED INTEREST RATE(S): One or more rates of interest which may be declared by the Company. Such rates will never be less than the guaranteed interest rate stated in the contract and may apply to some or all of the values under the Fixed Account Option for periods of time determined by the Company.

FIXED ACCOUNT OPTION: An annuity option which does not vary with the investment experience of a Separate Account as described in this Prospectus.

GENERAL ACCOUNT: The General Account of the Company that holds values attributable to the Fixed Account Option.

GUARANTEE PERIOD: The period between the initial Premium Payment or Renewal Date and the Maturity Date during which a Guaranteed Interest Rate is credited.

HOME OFFICE: The Travelers Insurance Company or The Travelers Life and Annuity Company (sometimes referred to as the "Company") located at One Cityplace, Hartford, Connecticut 06103-3415.

IN WRITING: A written form satisfactory to us and received at our Home Office.

MARKET VALUE ADJUSTMENT: The Market Value Adjustment reflects the relationship, at the time of surrender, between the rate of interest credited to funds on deposit under the Fixed Account Option at the time of discontinuance to the rate of interest credited on new deposits at the time of discontinuance.

OPTIONAL DEATH BENEFIT AND CREDIT: An optional feature available under the Travelers Retirement Account Contracts where for an additional charge we will add a credit to each purchase payment equal to 2% of that purchase payment. Refer to the Travelers Retirement Account prospectus for more details.

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MARKET ADJUSTED VALUE: The value of funds held in the Fixed Account Option increased or decreased by the Market Value Adjustment.

PARTICIPANT: An eligible person who is a member in a tax qualified Plan under Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "Code"), or a nonqualified deferred Compensation Plan.

PARTICIPANT'S INDIVIDUAL ACCOUNT: An account to which amounts are credited to a Participant or Beneficiary under the contract.

PREMIUM TAX: A tax charged by a state or municipality on premiums, Purchase Payments or contract values.

PURCHASE PAYMENT: The premium payment applied to the Contract.

SALES CHARGE: Any applicable surrender charge or contingent deferred sales charge, as defined in the Contract.

SEPARATE ACCOUNT: The Travelers Separate Account QP for Variable Annuities, The Travelers Separate Account Five for Variable Annuities or The Travelers Separate Account Six for Variable Annuities.

SEPARATE ACCOUNT OPTION: A Funding option available under your Contract, the value of which varies with the investment experience of the underlying mutual fund.

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                                     SUMMARY
================================================================================

This prospectus describes the Fixed Account Option available as a companion contract with variable annuity contracts of Separate Account QP (Gold Track and Gold Track Select Contracts), Separate Account Five or Separate Account Six (Travelers Retirement Account Contracts). The contracts are used with:

        o   qualified pension and profit-sharing plans

        o tax-deferred annuity plans (for public school teachers and employees and employees of certain other tax-exempt and qualifying employers)

        o deferred compensation plans of state and local governments and nonqualified deferred compensation plans

        o   individual retirement accounts

The Travelers Insurance Company or The Travelers Life and Annuity Company ("we" or the "Company") issues the contracts. The Travelers Life and Annuity Company does not solicit or issue insurance products in the state of New York. Refer to your Contract for the name of your issuing company. Purchase Payments made under the contracts and directed to the Fixed Account Option become a part of the Company's General Account. Purchase Payments may also be allocated to one or more Separate Account Options. The variable annuity contract and underlying mutual funds are described in separate prospectuses. Please read all prospectuses carefully.

During the Accumulation Period, the Fixed Account Option provides for Purchase Payments to be credited with an initial interest rate for a 12-month period. We guarantee that the initial credited interest rate will never be less than the minimum interest rate permitted under state law. The initial interest rate will be declared quarterly for Gold Track and Gold Track Select contracts issued in connection with plans established under Section 401, Section 457, and certain plans established under Section 403(b) of the Code. The initial interest rate will be declared monthly for all Travelers Retirement Account contracts and for Gold Track contracts issued in connection with combination plans established pursuant to Sections 403 (b) /401 and certain contracts issued in connection with Section 403 (b) plans.

At the end of the 12-month guarantee period, a renewal interest rate will be determined by the Company. We guarantee that the renewal interest rate will never be less that the minimum interest rate permitted under state law. At the end of the initial guarantee period, the first renewal rate will be guaranteed to the end of the calendar year. The second and all subsequent renewal rates will be declared each January 1 thereafter, and will be guaranteed through December 31 of that year. The rates of interest credited will affect a contract or account's Cash Value. (See Cash Values.) Such rates may also be used to determine amounts payable upon termination of the contracts. (See Surrenders -- Contract Termination.)

Generally, the Company intends to invest assets directed to the Fixed Account Option in investment-grade securities. The Company has no specific formula for determining the initial interest rates or renewal interest rates. However, such a determination will generally reflect interest rates available on the types of debt instruments in which the Company intends to invest the amounts directed to the Fixed Account Option. In addition, the Company's management may also consider various other factors in determining these rates for a given period, including regulatory and tax requirements; sales commission and administrative expenses borne by the Company; general economic trends; and competitive factors. (See Investments by the Company.)

The Contract Owner may, during the Accumulation Period, direct all or a portion of a contract or account's Cash Value under the Fixed Account Option to one or more of the investment options of the Separate Account. No Sales Charges will be deducted on such transfers. However, there are restrictions which may limit the amount that may be so directed and transfers may be deferred in certain cases. (See Transfers from the Fixed Account.)

Distributions and transfers from the Fixed Account Option are made on a last-in, first-out basis. We will determine the Cash Surrender Value as of the next valuation date after we receive a written request at our Home Office. We reserve the right to defer payment of the Fixed Account Option for up to six months from the date we receive the written request. If a payment is deferred for more than 30 days after we receive the request, we will pay a minimum interest rate on the amount.

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                              THE INSURANCE COMPANY
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Refer to your Contract for the name of your issuing Company.

The Travelers Insurance Company is a stock insurance company chartered in 1864 in the state of Connecticut and has been continuously engaged in the insurance business since that time. The Company is licensed to conduct life insurance business in all states of the United States, the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is an indirect wholly owned subsidiary of Citigroup Inc. The Company's home office is located at One Cityplace, Hartford, Connecticut 06103-3415.

The Travelers Life and Annuity Company is a stock insurance company chartered in 1973 in Connecticut and continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States (except for New York), the District of Columbia and Puerto Rico. The Company is an indirect wholly owned subsidiary of Citigroup Inc. The Company's Home Office is located at One Cityplace, Hartford, Connecticut 06103-3415.

                            THE FIXED ACCOUNT OPTION
================================================================================

The Fixed Account Option is available only in conjunction with the purchase of a variable annuity contract (Travelers Gold Track, Travelers Gold Track Select or Travelers Retirement Account; "Gold Track", "Gold Track Select" and "Travelers Retirement Account") issued by the Company. The Contracts are available as individual or group Contracts. Participants under group Contracts are issued Certificates summarizing the provisions of the group Contract. For convenience, we refer to both individual Contract Owners and Participants as Contract Owners. Where permitted by state law, we reserve the right to restrict purchase payments into the Fixed Account Option under your Travelers Retirement Account contract whenever the credited interest rate on the Fixed Account is equal to the minimum guaranteed interest rate specified under your contract.

The contracts provide for both an Accumulation Period and an Annuity Period. During the Accumulation Period, the Employee /Trustee may direct Purchase Payments to the Fixed Account (part of the Company's general account). During the Annuity Period, the value of the Annuity Contract is used to purchase Fixed or Variable Annuities. The operation of the contract during the Annuity Period is described in the contract prospectus accompanying this prospectus.

THE ACCUMULATION PERIOD

    PURCHASE PAYMENTS

During the Accumulation Period, all or a portion of Purchase Payments (less any premium taxes), may be allocated to the Fixed Account Option.

    DECLARED INTEREST RATES OF THE INITIAL AND SUBSEQUENT RENEWAL PERIODS

The Fixed Account guarantees an initial interest rate for a 12-month period. For the following contracts we will declare initial interest rates quarterly:

        o Gold Track Select contracts issued in connection with a plan established under Sections 401, 457 or 403 (b) of the Code

        o   Gold Track contracts for plans established under Sections 401, 457

For the following, we will declare initial interest rates monthly:

        o   Travelers Retirement Account contracts

        o Gold Track contracts issued in connection with a plan established under Section 403 (b) or combination contracts under Sections 403
            (b) /401

At the end of the 12-month guarantee period, a renewal interest rate will be determined. The rate will never be less than the minimum interest rate permitted under state law. At the end of the initial guarantee period, the first renewal rate will be guaranteed to the end of that calendar year. The second and all future renewal rates will be declared each subsequent January 1 and guaranteed through December 31 of each year.

The Company has no specific formula for determining the rate (s) of interest that it will declare. Generally, the rates we determine will reflect interest rates available on the types of debt instruments in which we intend to invest the amounts directed to the Fixed Account Option (See Investments by the Company.) In addition, the Company's management may also consider various other factors in determining interest rates for a given period, including regulatory and tax requirements; sales commission and administrative expenses borne by the Company; general economic trends; and competitive factors. THE COMPANY'S MANAGEMENT WILL MAKE THE FINAL DETERMINATION AS TO ANY DECLARED INTEREST RATES AND ANY INTEREST IN EXCESS OF THE MINIMUM INTEREST RATE ALLOWED UNDER STATE LAW. THE COMPANY CANNOT PREDICT NOR GUARANTEE THE RATES OF ANY FUTURE DECLARED INTEREST IN EXCESS OF THE MINIMUM RATE.

    CASH VALUES

We will credit amounts held under the Fixed Account Option with interest. The minimum guaranteed interest rate will never be lower than the minimum rate permitted under state law. Interest is credited daily. Purchase Payments (other than the initial Purchase Payment) are allocated to the Fixed Account Option as of the close of the business day on which we receive the Purchase Payment at the Home Office. Therefore, Purchase Payments begin earning interest the day after we receive the Purchase Payment in good order.

                                    TRANSFERS
================================================================================

No transfers are allowed between the Fixed Account Option and any Competing
Fund.

Where permitted by state law, we reserve the right to restrict transfers from the Separate Account options in a Travelers Retirement Account contract into the Fixed Account Option whenever the credited interest rate on the Fixed Account is equal to the minimum guaranteed interest rate specified under your Contract.

The charges for transfers are described in the contract prospectus which accompanies this prospectus. No Sales Charges apply when a transfer is made.

Amounts previously transferred from the Fixed Account Option to the Separate Account Options may not be transferred back to the Fixed Account Option or any Competing Fund for a period of at least 3 months from the date of the transfer.

TRANSFERS FROM THE FIXED ACCOUNT

The Contract Owner may transfer amounts in the Fixed Account Option to one or more of the Separate Account Options subject to the Competing Fund restrictions described in your Contract. All transfers will be made on a last- in, first-out basis. That is, the money most recently deposited or transferred into the account will be transferred or surrendered first.

We reserve the right to limit transfers from the Fixed Account in any calendar year to 20% of the Contract/ Certificate Cash Value in the Fixed Account Option as of the end of the preceding Contract/Certificate year. (See also "Surrenders.")

TRANSFERS TO THE FIXED ACCOUNT

TRAVELERS RETIREMENT ACCOUNT CONTRACTS

The Contract Owner may transfer amounts in the Separate Account Options to the Fixed Account Option subject to the Competing Fund restrictions described in your Contract. In addition, amounts previously transferred from a Competing Fund to a Separate Account Option which is not a Competing Fund may not be transferred to the Fixed Account Option for a period of at least 3 months from the date of transfer.

If the Contract Owner selects the Optional Death Benefit and Credit under the Contract, the following additional restrictions apply:

        o Purchase Payments allocated to a Separate Account Option which is not a Competing Fund may not be transferred to the Fixed Account for a period of at least 3 months from the date of the Purchase Payment.

        o If a Purchase Payment has been made within the last five Contract /Certificate years, transfers from the Separate Account Options to the Fixed Account Option may not exceed 20% per year of the Contract/ Certificate value in the Separate Account Options on the Contract/Certificate anniversary.

    GOLD TRACK AND GOLD TRACK SELECT CONTRACTS

Values held in a Separate Account Option may be transferred to the Fixed Account Option at any time subject to any Competing Fund restrictions which may apply.

                                   SURRENDERS
================================================================================

GENERAL

Subject to the termination provisions described below, the Contract Owner may request a full or partial surrender of Cash Values at any time from the Fixed Account Option.

PAYMENT OF FULL OR PARTIAL SURRENDERS

In the event of a partial surrender from the Fixed Account Option, we will pay the requested value less any applicable Sales Charges. All partial surrenders will be made on a last-in, first-out basis. If an allocated account is surrendered for reasons other than contract termination, we will pay the Cash Value less any Premium Tax, the administrative charge, and any Sales Charges, as applicable. PLEASE CONSULT THE ACCOMPANYING VARIABLE ANNUITY CONTRACT PROSPECTUS FOR ANY APPLICABLE SALES CHARGES.

CONTRACT TERMINATION

If the Contract is discontinued, no further Purchase Payments or transfers will be allowed. On the date we receive a written request to terminate the contract, or within 31 days after we notify you of our intent to terminate the contract, any amounts transferred from the Fixed Account Option to the Separate Account Options during the 30 days before the date of discontinuance will be transferred back to the Fixed Account Option.

If the Contract is discontinued because of Plan termination due to the dissolution or liquidation of the employer under US Code Title 11 procedures, the Cash Surrender Value will be distributed directly to the employees entitled to share in such distributions pursuant to the plan. Distribution may be in the form of cash payments, annuity options or deferred annuities. This provision does not apply to plans established under Section 457 of the Code.

MARKET VALUE ADJUSTMENT

The following discussion of Market Adjusted Values applies only to Contract Owners who are not individuals.

If the Contract Owner requests a full surrender of the contract or of all contract values held in the Fixed Account Option for reasons other than listed above; or if the Company discontinues the contract, the Company will determine the Market Adjusted Value of the Fixed Account Option.

The amount payable to the Contract Owner if a Contract is discontinued may be increased or decreased by the application of the Market Value Adjustment formula. The formula is the following:

        Market Adjusted Value = Cash Value x (1 + RO) 5/ (1 + R1 + .0025)5

                Where:

                        RO is the average interest rate credited to amounts in
                the Fixed Account Option at the time of termination,

                        R1 is the interest rate credited on new deposits for
                this class of contracts at the time of termination.

    FOR CONTRACTS ISSUED IN EVERY STATE EXCEPT NEW YORK:

If, as of the date of discontinuance, the Market Adjusted Value is less than the Cash Value of the Fixed Account Option, the Contract Owner may select one of the payment methods described below:

        1) The Market Adjusted Value (less any applicable Sales Charge) in one lump sum within 60 days of the date of discontinuance, or

        2) The Cash Surrender Value of the Fixed Account Option in installments over a 5-year period. The amount deducted on Surrender, if any, is determined as of the date of discontinuance, and will apply to all installment payments. Interest will be credited to the remaining Cash Value of the Fixed Account Option during this installment Period at a fixed effective annual interest rate of not less than the minimum rate permitted under state law. The first payment will be made no later than 60 days following the Contract Owner's request for surrender or our written notification of our intent to discontinue the contract. The remaining payments will be mailed on each anniversary of the discontinuance for four years. During that period, no additional surrenders are allowed.

If, as of the date of discontinuance, the Market Adjusted Value is greater than the Cash Value of the Fixed Account Option, the Contract Owner may select one of the payment methods as described below:

        1) the Cash Surrender Value of the Fixed Account Option, in one lump sum within 60 days of the date of discontinuance, or

        2) The Cash Value of the Fixed Account Option in installments over a 5-year period. Interest will be credited to the remaining Cash Value of the Fixed Account Option during this installment period at a fixed effective annual interest rate of not less than the minimum rate permitted under state law. The first payment will be made no later than 60 days following the Contract Owner's request for surrender or our written notification of our intent to discontinue the contract. The remaining payments will be mailed on each anniversary of the discontinuance for four years. During that period, no additional surrenders are allowed.

    ALLOCATED CONTRACTS ISSUED IN NEW YORK:

If the Market Adjusted Value is less than the Cash Value of the Fixed Account as of the date of discontinuance, we will pay you the Market Adjusted Value, less any amounts deducted on surrender, less any loans outstanding in one lump sum. This amount will never be less than 90% of the Cash Value of the Fixed Account, less any outstanding loans as of the date of discontinuance. We may defer payment of this amount for up to six months from the date of discontinuance. If a payment is deferred more than 10 working days from the date of discontinuance, we will credit interest during the deferred period in the same manner as described your Contract.

If the Market Adjusted Value is greater than the Cash Value of the Fixed Account as of the date of discontinuance, we will pay the Cash Surrender Value of the Fixed Account as of the date of discontinuance in one lump sum. We may defer payment of this amount for up to six months from the date of discontinuance. If a payment is deferred more than 10 working days from the date of discontinuance, we will credit interest during the deferred period in the same manner as described in your Contract.

    UNALLOCATED CONTRACTS ISSUED IN NEW YORK:

You may select either of the following methods of payout:

        a) LUMP SUM PAYMENT OPTION. If the Market Adjusted Value is less than the Cash Value of the Fixed Account as of the date of discontinuance, We will pay You the Market Adjusted Value, less any amounts deducted on Surrender, in one lump sum within 60 days of the date of discontinuance. If the Market Adjusted Value is greater than the Cash Value of the Fixed Account as of the date of discontinuance, We will pay You the Cash Surrender Value of the Fixed Account within 60 days of the date of discontinuance.

        b) INSTALLMENT PAYMENT OPTION. We will pay You the Cash Value of the Fixed Account in installments over a 5 year period. Interest will be credited to the remaining Cash Value of the Fixed Account during this installment period at a fixed effective annual interest rate of not less than 1.5% below the net effective rate being credited to the contract on the date of discontinuance. The first payment will be made no later than 60 days following our mailing the written notice to You at the most current address available on our records. The remaining payments will be mailed on each anniversary of the discontinuance date for 4 years. Allowable distributions shown on the Contract Specifications page are not permitted during the 5-year installment period.

ANNUITY PERIOD

We will normally make annuity payments within fifteen business days after we receive a settlement claim, or any other later specified date. Subsequent payments will be made periodically on the anniversaries of the first payment.

The Separate Account contract prospectus describes more fully the Annuity Period and annuity options under the contracts. Please note, however, that annuitization is irrevocable; once fixed Annuity payments have begun, the annuity benefit cannot be surrendered for a lump sum settlement.

                           INVESTMENTS BY THE COMPANY
================================================================================

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. All General Account assets of the Company would be available to meet the Company's guarantee under the Fixed Account Option. The proceeds from the Fixed Account Option will become part of the Company's general assets and are available to fund the claims of all classes of customers of the Company.

In establishing Declared Interest Rates, the Company will consider the yields available on the instruments in which it intends to invest the amounts directed to the Fixed Account Option. The current investment strategy for the Contracts is to invest in investment-grade fixed income securities, including public bonds, privately placed bonds, and mortgages, some of which may be zero coupon securities. While this generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal and state laws.

                          DISTRIBUTION OF THE CONTRACTS
================================================================================

Travelers Distribution LLC (TDLLC), an affiliate of the Company, is the principal underwriter of the Contracts. TDLLC is registered with the Securities and Exchange Commission under the 1934 Act as a broker-dealer, and is a member of the National Association of Securities Dealers, Inc.

The principal underwriter enters into selling agreements with certain broker-dealers registered under the 1934 Act. Under the selling agreements such broker-dealers may offer Contracts to persons who have established an account with the broker-dealer. In connection with the sale of Gold Track and Gold Track Select Contracts, the Company will pay a maximum commission of 10% of the Purchase Payment for the sale of a Contract.

In connection with the sale of Travelers Retirement Account Contracts, up-front compensation will not exceed 10% of the Purchase Payments made under the Contracts. If asset based compensation is paid, it will not exceed 2% of the average account value annually. From time to time, the Company may pay or permit other promotional incentives in cash, credit or other compensation.

From time to time, the Company may offer customers of certain broker-dealers special Guaranteed Interest Rates and negotiated commissions. In addition, the Company may offer Contracts to members of certain other eligible groups through trusts or otherwise. Also, we may pay additional compensation or permit other promotional incentives in cash, credit or other compensation for, among other things, training, marketing or services provided.

                        FEDERAL INCOME TAX CONSIDERATIONS
================================================================================

TAXATION OF THE COMPANY

The Company is taxed as a life insurance company under Part I of Subchapter L of the Code. The assets underlying the Fixed Account Option under the contracts will be owned by the Company. The income earned on such assets will be the Company's income.

INFORMATION REGARDING THE CONTRACTS

Tax information of the Contracts /Certificates and distributions is briefly described in the accompanying Contract Prospectus.

                              AVAILABLE INFORMATION
================================================================================

The Company files reports and other information with the Securities and Exchange Commission ("Commission"), as required by law. You may read and copy this information and other information at the following locations:

        o public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C.

        o the Commission's Regional Offices located at 233 Broadway, New York, New York 10279

        o the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661

Under the Securities Act of 1933, the Company has filed with the Commission a registration statement (the "Registration Statement") relating to the Fixed Account Option offered by this Prospectus. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits, and reference is hereby made to such Registration Statement and exhibits for further information relating to the Company and the Contracts. The Registration Statement and the exhibits may be inspected and copied as described above. Although the Company does furnish the Annual Report on Form 10-K for the year ended December 31, 2003 to owners of contracts or certificates, the Company does not plan to furnish subsequent annual reports containing financial information to the annuity contract or certificate owners described in this Prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
================================================================================

The latest Annual Report on Form 10-K for both The Travelers Insurance Company and the Travelers Life and Annuity Company have been filed with the Commission. Each report is incorporated by reference into this Prospectus and a copy must accompany this Prospectus.

The Form 10-K for the period ended December 31, 2003 contains additional information about the Company, including audited financial statements for the Company's latest fiscal year. Each Company filed its Form 10-K on March 22, 2004. The Travelers Insurance Company filed its Form 10-K via Edgar File No. 33-03094. The Travelers Life and Annuity Company filed its Form 10-K via Edgar File No. 33-58677.

If requested, the Company will furnish, without charge, a copy of any and all of the documents incorporated by reference, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference in those documents). You may direct your requests to The Travelers Insurance Company, One Cityplace, Hartford, Connecticut 06103-3145, Attention: Annuity Services. The telephone number is (860) 422-3985. You may also obtain copies of any documents, incorporated by reference into this prospectus by accessing the SEC's website (http://www.sec.gov).

                                  LEGAL OPINION
================================================================================

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Fixed Account Option described in this Prospectus and the organization of the Company, its authority to issue such Contracts under Connecticut law, and the validity of the forms such Contracts under Connecticut law have been passed on by the Deputy General Counsel of the Company.

                                     EXPERTS
================================================================================

The consolidated financial statements and schedules of The Travelers Insurance Company and subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2003, consolidated financial statements and schedules refer to changes in the Company's methods of accounting for variable interest entities in 2003, for goodwill and intangible assets in 2002, and for derivative instruments and hedging activities and for securitized financial assets in 2001.

The financial statements and schedules of The Travelers Life and Annuity Company as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2003, financial statements and schedules refer to changes in the Company's methods of accounting for goodwill and intangible assets in 2002 and for derivative instruments and hedging activities and for securitized financial assets in 2001.

                         THE TRAVELERS INSURANCE COMPANY
                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                         REGISTERED FIXED ACCOUNT OPTION
                         FOR USE WITH ANNUITY CONTRACTS

































L-12930                                                                   5/2004

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees: $18,400 for $200,000,000 in interests of Fixed Annuity
                   Contracts

Estimate of Printing Costs: $4,000

Cost of Independent Auditors: $4,000

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 33-770 et seq inclusive of the Connecticut General Statutes ("C.G.S.") regarding indemnification of directors and officers of Connecticut corporations provides in general that Connecticut corporations shall indemnify their officers, directors and certain other defined individuals against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred in connection with proceedings against the corporation. The corporation's obligation to provide such indemnification generally does not apply unless (1) the individual is wholly successful on the merits in the defense of any such proceeding; or (2) a determination is made (by persons specified in the statute) that the individual acted in good faith and in the best interests of the corporation and in all other cases, his conduct was at least not opposed to the best interests of the corporation, and in a criminal case he had no reasonable cause to believe his conduct was unlawful; or (3) the court, upon application by the individual, determines in view of all of the circumstances that such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. With respect to proceedings brought by or in the right of the corporation, the statute provides that the corporation shall indemnify its officers, directors and certain other defined individuals, against reasonable expenses actually incurred by them in connection with such proceedings, subject to certain limitations.

Citigroup Inc. also provides liability insurance for its directors and officers and the directors and officers of its subsidiaries, including the Registrant. This insurance provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.      EXHIBITS
              --------

(a)  Exhibits

     EXHIBIT
     NUMBER       DESCRIPTION
                  -----------

        1.        Distribution and Principal Underwriting Agreement.
                  (Incorporated herein by reference to Exhibit 1 to the Registration Statement on Form S-2, File No. 333-51804 filed December 14, 2000.)

        2.        None

      3(a). Charter of The Travelers Insurance Company, as amended on October 19, 1994. (Incorporated herein by reference to Exhibit 3(a) to the Registration Statement on Form N-4, File No. 333-40193 filed November 17, 1997).

      3(b). By-Laws of The Travelers Insurance Company, as amended on October 20, 1994. (Incorporated herein by reference to Exhibit 3(b) to the Registration Statement on Form N-4, File No. 333-40193 filed November 17, 1997.)

        4. Contracts. (Incorporated herein by reference to Exhibit 4 to the Registration Statement on Form S-2, File No. 333-10933, filed August 28, 1996.)

        5. Opinion Re: Legality, Including Consent. (Incorporated herein by reference to Exhibit 5 to the initial Registration Statement on Form S-2, File No. 333-113268, filed March 4, 2004.)

        8.        None.

        9.        None.

       10.        None.

       11.        None.

       12.        None.

       13.        None.

       15.        None.

       16.        None.

      23(a).      Consent of KPMG LLP, Independent Auditors. Filed herewith.

      23(b).      Consent of Counsel (see Exhibit 5).

       24.        Powers of Attorney authorizing Ernest J. Wright or Kathleen A.
                  McGah as signatory for George C. Kokulis, Glenn D. Lammey, Marla Berman Lewitus and Kathleen L. Preston. (Incorporated herein by reference to Exhibit 5 to the initial Registration Statement on Form S-2, File No. 333-113268, filed March 4, 2004.)

       25.        None.

       26.        None.

       27.        None.

ITEM 17.      UNDERTAKINGS

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

             i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

             iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes as follows, pursuant to Item 512(h) of Regulation S-K:

(h) Request for Acceleration of Effective Date:

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on April 16, 2004.


                         THE TRAVELERS INSURANCE COMPANY
                                  (Registrant)

                          By:  *Glenn D. Lammey
                               Glenn D. Lammey, Chief Financial Officer, Chief Accounting Officer



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 16, 2004.

*GEORGE C. KOKULIS                                     Director, President and Chief Executive
------------------------------------------------       Officer (Principal Executive Officer)
(George C. Kokulis)


*GLENN D. LAMMEY                                       Director, Chief Financial Officer, Chief
------------------------------------------------       Accounting Officer (Principal Financial
(Glenn D. Lammey)                                      Officer)


*MARLA BERMAN LEWITUS                                  Director
------------------------------------------------
(Marla Berman Lewitus)


*KATHLEEN L. PRESTON                                   Director
------------------------------------------------
(Kathleen L. Preston)



*By:  /s/Ernest J. Wright, Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT
 LETTER       DESCRIPTION

  23(a)       Consent of KPMG LLP, Independent Auditors.